                                                                    Exhibit 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Conditions and Results of Operations," of Newmont and Battle Mountain, which are incorporated by reference in this document. This information is presented for illustration purposes only, to reflect the merger in accordance with the assumptions set forth below and in the notes thereto.

   The pro forma information gives effect to the merger by combining the historical consolidated statements of operations and balance sheets of Newmont and Battle Mountain on a pooling-of-interests basis, or as if Battle Mountain had always been part of Newmont. The combined information assumes that the merger had occurred as of September 30, 2000 and as of the beginning of the periods presented for the balance sheet and statements of operations, respectively. As such, the information is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed during the periods or as of the date presented. Nor is it necessarily indicative of future operating results or the financial position of the combined enterprise. Upon consummation of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma information due to a variety of factors, including changes in operating results between the dates of the pro forma information and the date the merger is consummated and thereafter, as well as the risk factors described in the Prospectus included in Newmont's Registration Statement on Form S-4 (No. 333-50516)

                          NEWMONT AND BATTLE MOUNTAIN

             PRO FORMA COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                        (IN MILLIONS, EXCEPT PER SHARE)

                                                   BATTLE    PRO
                                        NEWMONT   MOUNTAIN  FORMA      PRO FORMA
                                         ACTUAL    ACTUAL  ACTUAL      COMBINED
                                        --------  -------- -------     ---------
Sales and other income................
  Sales...............................  $1,075.9   $179.1  $   --      $1,255.0
  Dividends, interest and other.......       7.8     (3.3)                  4.5
                                        --------   ------  -------     --------
                                         1,083.7    175.8               1,259.5
                                        --------   ------  -------     --------
Costs and expenses
  Costs applicable to sales...........     630.7    112.6                 743.3
  Depreciation, depletion and
   amortization.......................     203.6     47.7                 251.3
  Exploration and research............      48.3     10.6                  58.9
  General and administration..........      40.7      8.7                  49.4
  Interest, net of amounts
   capitalized........................      59.9     11.2                  71.1
  Expenses for acquisition
   settlement.........................      42.2      --                   42.2
  Other...............................      17.9      8.0                  25.9
                                        --------   ------  -------     --------
                                         1,043.3    198.8               1,242.1
                                        --------   ------  -------     --------
  Operating income (loss).............      40.4    (23.0)                 17.4
Unrealized mark-to-market gain on call
 options..............................      13.1      --                   13.1
                                        --------   ------  -------     --------
Pre-tax income (loss) before minority
 interest and equity
 interest and equity loss.............      53.5    (23.0)                 30.5
Income and mining income tax (expense)
 benefit, net.........................       0.5     (1.3)                 (0.8)
Minority interest in (income) loss of
 affiliates...........................     (67.7)     1.0                 (66.7)
Equity loss of affiliates.............     (14.7)     --                  (14.7)
                                        --------   ------  -------     --------
Net loss..............................     (28.4)   (23.3)                (51.7)
Preferred stock dividends.............       --      (5.6)                 (5.6)
                                        --------   ------  -------     --------
Net loss applicable to common shares..  $  (28.4)  $(28.9) $   --      $  (57.3)
                                        ========   ======  =======     ========
Net loss per common share, basic and
 diluted..............................  $  (0.17)  $(0.13)             $  (0.30)
Basic weighted average shares
 outstanding..........................     167.9    229.9   (205.8)(a)    192.0
Diluted weighted average shares
 outstanding..........................     167.9    229.9   (205.8)(a)    192.0

--------
(a) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                          NEWMONT AND BATTLE MOUNTAIN

             PRO FORMA COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                        (IN MILLIONS, EXCEPT PER SHARE)

                                               BATTLE
                                   NEWMONT    MOUNTAIN   PRO FORMA    PRO FORMA
                                  HISTORICAL HISTORICAL ADJUSTMENTS   COMBINED
                                  ---------- ---------- -----------   ---------
Sales and other income
  Sales.........................   $ 970.9     $161.8     $   --      $1,132.7
  Dividends, interest and
   other........................      30.1       13.4                     43.5
                                   -------     ------     -------     --------
                                   1,001.0      175.2                  1,176.2
                                   -------     ------     -------     --------
Costs and expenses
  Costs applicable to sales.....     601.0      107.4                    708.4
  Depreciation, depletion and
   amortization.................     180.7       46.8                    227.5
  Exploration and research......      40.2       13.1                     53.3
  General and administration....      37.8       11.9                     49.7
  Interest, net of amounts
   capitalized..................      50.1       11.2                     61.3
  Other.........................       8.4        9.5                     17.9
                                   -------     ------     -------     --------
                                     918.2      199.9                  1,118.1
                                   -------     ------     -------     --------
  Operating income (loss).......      82.8      (24.7)                    58.1
Unrealized mark-to-market loss
 on call options................     (51.3)       --                     (51.3)
                                   -------     ------     -------     --------
Pre-tax income (loss) before
 minority interest and equity
 loss...........................      31.5      (24.7)                     6.8
Income and mining income tax
 benefit, net...................       0.1        0.8                      0.9
Minority interest in (income)
 loss of affiliates.............     (44.3)       4.0                    (40.3)
Equity loss of affiliates.......      (9.3)     (26.2)                   (35.5)
                                   -------     ------     -------     --------
Net loss........................     (22.0)     (46.1)                   (68.1)
Preferred stock dividends.......       --        (5.6)                    (5.6)
                                   -------     ------     -------     --------
Net loss applicable to common
 shares.........................   $ (22.0)    $(51.7)    $   --      $  (73.7)
                                   =======     ======     =======     ========
Net loss per common share, basic
 and diluted....................   $ (0.13)    $(0.22)                $  (0.38)
Basic weighted average shares
 outstanding....................     167.4      229.9      (205.8)(a)    191.5
Diluted weighted average shares
 outstanding....................     167.4      229.9      (205.8)(a)    191.5

--------
(a) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                          NEWMONT AND BATTLE MOUNTAIN

             PRO FORMA COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                        (IN MILLIONS, EXCEPT PER SHARE)

                                              BATTLE
                                  NEWMONT    MOUNTAIN   PRO FORMA    PRO FORMA
                                 HISTORICAL HISTORICAL ADJUSTMENTS   COMBINED
                                 ---------- ---------- -----------   ---------
Sales and other income
  Sales.........................  $1,398.9   $ 228.2     $  --       $1,627.1
  Dividends, interest and
   other........................      32.7      15.3                     48.0
                                  --------   -------     ------      --------
                                   1,431.6     243.5                  1,675.1
                                  --------   -------     ------      --------
Costs and expenses
  Costs applicable to sales.....     832.0     149.7                    981.7
  Depreciation, depletion and
   amortization.................     239.6      64.2                    303.8
  Exploration and research......      57.6      16.7                     74.3
  General and administration....      52.6      15.2                     67.8
  Interest, net of amounts
   capitalized..................      62.6      15.1                     77.7
  Write-down of assets..........       3.5      35.9                     39.4
  Other.........................      16.6       9.5                     26.1
                                  --------   -------     ------      --------
                                   1,264.5     306.3                  1,570.8
                                  --------   -------     ------      --------
  Operating income (loss).......     167.1     (62.8)                   104.3
Unrealized mark-to-market loss
 on call options................     (44.8)      --                     (44.8)
                                  --------   -------     ------      --------
Pre-tax income (loss) before
 minority interest and equity
 loss...........................     122.3     (62.8)                    59.5
Income and mining income tax
 expense, net...................     (14.4)     (7.4)                   (21.8)
Minority interest in (income)
 loss of affiliates.............     (72.4)     31.7                    (40.7)
Equity loss of affiliates and
 impairment.....................     (10.7)    (80.9)                   (91.6)
                                  --------   -------     ------      --------
Net income (loss)...............      24.8    (119.4)                   (94.6)
Preferred stock dividends.......       --       (7.5)                    (7.5)
                                  --------   -------     ------      --------
Net income (loss) applicable to
 common shares..................  $   24.8   $(126.9)    $  --       $ (102.1)
                                  ========   =======     ======      ========
Net income (loss) per common
 share, basic and diluted.......  $   0.15   $ (0.55)                $  (0.53)
Basic weighted average shares
 outstanding....................     167.5     229.9     (205.8)(a)     191.6
Diluted weighted average shares
 outstanding....................     167.8     229.9     (206.1)(a)     191.6

--------
(a) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                          NEWMONT AND BATTLE MOUNTAIN

             PRO FORMA COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                        (IN MILLIONS, EXCEPT PER SHARE)

                                                BATTLE
                                    NEWMONT    MOUNTAIN   PRO FORMA   PRO FORMA
                                   HISTORICAL HISTORICAL ADJUSTMENTS  COMBINED
                                   ---------- ---------- -----------  ---------
Sales and other income
  Sales...........................  $1,453.9   $ 276.6     $   --     $1,730.5
  Dividends, interest and other...      21.0      (1.2)                   19.8
                                    --------   -------     -------    --------
                                     1,474.9     275.4                 1,750.3
                                    --------   -------     -------    --------
Costs and expenses
  Costs applicable to sales.......     824.8     163.3                   988.1
  Depreciation, depletion and
   amortization...................     289.1      79.6                   368.7
  Exploration and research........      68.4      24.8                    93.2
  General and administration......      49.7      14.1                    63.8
  Interest, net of amounts
   capitalized....................      78.8      17.8                    96.6
  Write-down of assets............     614.9     104.9                   719.8
  Other...........................      11.1       --                     11.1
                                    --------   -------     -------    --------
                                     1,936.8     404.5                 2,341.3
                                    --------   -------     -------    --------
Pre-tax loss before minority
 interest, equity loss and
 cumulative effect of a change in
 accounting principle.............    (461.9)   (129.1)                 (591.0)
Income and mining income tax
 (expense) benefit, net...........     180.9     (13.8)                  167.1
Minority interest in income of
 affiliates.......................     (66.2)     (1.1)                  (67.3)
Minority interest in subsidiary...      (4.1)      --                     (4.1)
Equity loss of affiliates and
 impairment.......................      (9.2)    (96.6)                 (105.8)
                                    --------   -------     -------    --------
Net loss before cumulative effect
 of a change in accounting
 principle........... ............    (360.5)   (240.6)                 (601.1)
Cumulative effect of a change in
 accounting principle, net........     (32.9)      --                    (32.9)
                                    --------   -------     -------    --------
Net loss..........................    (393.4)   (240.6)                 (634.0)
Preferred stock dividends.........       --       (7.5)                   (7.5)
                                    --------   -------     -------    --------
Net loss applicable to common
 shares...........................  $ (393.4)  $(248.1)    $   --     $ (641.5)
                                    ========   =======     =======    ========
Net loss before cumulative effect
 of a change in accounting
 principle per common share, basic
 and diluted......................  $  (2.27)  $ (1.08)               $  (3.32)
Net loss per common share, basic
 and diluted......................  $  (2.47)  $ (1.08)               $  (3.50)
Basic weighted average shares
 outstanding......................     159.0     229.8     (205.7)(a)    183.1
Diluted weighted average shares
 outstanding......................     159.0     229.8     (205.7)(a)    183.1

--------

(a) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                          NEWMONT AND BATTLE MOUNTAIN

             PRO FORMA COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (IN MILLIONS, EXCEPT PER SHARE)

                                                BATTLE
                                    NEWMONT    MOUNTAIN   PRO FORMA    PRO FORMA
                                   HISTORICAL HISTORICAL ADJUSTMENTS   COMBINED
                                   ---------- ---------- -----------   ---------
Sales and other income
  Sales...........................  $1,572.8    $344.9     $  --       $1,917.7
  Dividends, interest and other...      55.2      (1.0)                    54.2
                                    --------    ------     ------      --------
                                     1,628.0     343.9                  1,971.9
                                    --------    ------     ------      --------
Costs and expenses
  Costs applicable to sales.......     790.5     234.3                  1,024.8
  Depreciation, depletion and
   amortization...................     265.8      72.8                    338.6
  Exploration and research........      98.4      24.8                    123.2
  General and administration......      66.4      13.6                     80.0
  Interest, net of amounts
   capitalized....................      77.1       9.4                     86.5
  Write-down of assets............       9.5       --                       9.5
  Merger and related expenses.....     162.7       2.7                    165.4
  Other...........................      25.7       --                      25.7
                                    --------    ------     ------      --------
                                     1,496.1     357.6                  1,853.7
Pre-tax income (loss) before
 minority interest, equity loss
 and cumulative effect of a change
 in accounting principle..........     131.9     (13.7)                   118.2
Income and mining income tax
 benefit, net.....................       7.9      10.7                     18.6
Minority interest in income of
 affiliates.......................     (66.9)     (1.7)                   (68.6)
Minority interest in subsidiary...      (4.5)      --                      (4.5)
Equity income of affiliates.......       --       (1.0)                    (1.0)
                                    --------    ------     ------      --------
Net income (loss) before
 cumulative effect of a change in
 accounting principle.............      68.4      (5.7)                    62.7
Cumulative effective of a change
 in accounting principle..........       --       (3.7)                    (3.7)
                                    --------    ------     ------      --------
Net income (loss).................      68.4      (9.4)                    59.0
Preferred stock dividends.........       --       (7.5)                    (7.5)
                                    --------    ------     ------      --------
Net income (loss) applicable to
 common shares....................  $   68.4    $(16.9)    $  --       $   51.5
                                    ========    ======     ======      ========
Net income (loss) before
 cumulative effect of a change in
 accounting principle per common
 share, basic and diluted.........  $   0.44    $(0.05)                $   0.31
Net income (loss) per common
 share, basic and diluted.........  $   0.44    $(0.07)                $   0.29
Basic weighted average shares
 outstanding......................     156.2     229.7     (205.6)(a)     180.3
Diluted weighted average shares
 outstanding......................     156.3     229.7     (205.6)(a)     180.4

--------
(a) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                          NEWMONT AND BATTLE MOUNTAIN

                  PRO FORMA COMBINED BALANCE SHEET--UNAUDITED

                             AT SEPTEMBER 30, 2000
                                 (IN MILLIONS)

                                                 BATTLE
                                      NEWMONT   MOUNTAIN  PRO FORMA    PRO FORMA
                                       ACTUAL    ACTUAL  ADJUSTMENTS   COMBINED
                                      --------  -------- -----------   ---------
Assets
  Cash and cash equivalents.......... $   48.3   $ 11.2    $  --       $   59.5
  Restricted cash....................      --       0.4                     0.4
  Short-term investments.............      5.7      --                      5.7
  Accounts receivable................     48.0     10.7                    58.7
  Inventories........................    364.8     31.8                   396.6
  Marketable equity securities.......      --      36.9                    36.9
  Other current assets...............     81.1      7.2                    88.3
                                      --------   ------    ------      --------
    Current assets...................    547.9     98.2                   646.1
  Property, plant and mine
   development, net..................  1,941.0    275.0                 2,216.0
  Investment in Batu Hijau...........    534.1      --                    534.1
  Long-term inventory................    173.2      0.9                   174.1
  Deferred income tax assets.........    226.9      --                    226.9
  Restricted cash....................      --      41.9                    41.9
  Other long-term assets.............     41.3     15.3                    56.6
                                      --------   ------    ------      --------
    Total assets..................... $3,464.4   $431.3    $  --       $3,895.7
                                      ========   ======    ======      ========
Liabilities
  Current portion of long-term debt.. $   28.3   $ 10.6    $  --       $   38.9
  Short-term debt....................      --       --                      --
  Debt due upon disposal of Lihir....      --      30.0                    30.0
  Accounts payable...................     47.5     16.3                    63.8
  Current portion of deferred income
   tax liabilities...................      7.4     14.9                    22.3
  Other accrued liabilities..........    162.4     24.0      20.0 (a)     206.4
                                      --------   ------    ------      --------
    Current liabilities..............    245.6     95.8      20.0         361.4
  Long-term debt.....................  1,065.3    155.1                 1,220.4
  Deferred revenue from sale of
   future production.................    137.2      --                    137.2
  Reclamation and remediation
   liabilities.......................    112.5     30.9                   143.4
  Fair value of written call
   options...........................     69.4      --                     69.4
  Deferred income and mining tax
   liabilities.......................     45.6     55.4                   101.0
  Other long-term liabilities........    165.1     26.8                   191.9
                                      --------   ------    ------      --------
    Total liabilities................  1,840.7    364.0      20.0       2,224.7
                                      --------   ------    ------      --------
Minority interest....................    164.8      4.5                   169.3
                                      --------   ------    ------      --------
Stockholders' equity
  Common stock.......................    269.1     13.5      25.1 (b)     307.7
  Convertible preferred stock........      --     110.6                   110.6
  Additional paid-in capital.........  1,079.1    343.7     (25.1)(b)   1,397.7
  Stock to be issued for acquisition
   settlement                             40.0      --                     40.0
  Retained earnings (deficit)........     74.4   (356.1)    (20.0)(a)    (301.7)
  Accumulated other comprehensive
   loss..............................     (3.7)   (48.9)                  (52.6)
                                      --------   ------    ------      --------
    Total stockholders' equity.......  1,458.9     62.8     (20.0)      1,501.7
                                      --------   ------    ------      --------
    Total liabilities and
     stockholders' equity............ $3,464.4   $431.3    $  --       $3,895.7
                                      ========   ======    ======      ========

  (a) Provision for estimated combined merger-related expenses.
  (b) To reflect pro forma shares outstanding following the merger based on an exchange ratio of 0.105 of a share of Newmont common stock for each share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

                       NEWMONT MINING AND BATTLE MOUNTAIN

          NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION--UNAUDITED

1. The pro forma financial information combines the historical statements of operations and balance sheets of Newmont and Battle Mountain under the pooling-of-interests method of accounting. The pro forma combined statements of operations give effect to the merger as if it had occurred at the beginning of the periods presented and the pro forma combined balance sheet gives effect to the merger as if it had occurred on September 30, 2000.

   Pro forma financial data is presented for informational purposes only. The combined financial statements are not necessarily indicative of the results of operations or of the financial position that would have occurred had the merger been completed during the periods or as of the date presented. They are also not necessarily indicative of the combined company's future results of operations or financial position. In particular, the combined company expects to realize significant operating cost savings as a result of the merger. No adjustment has been included in the pro forma financial information for these anticipated operating cost savings.

2. Certain amounts have been reclassified to conform to the pro forma presentation.

3. Newmont and Battle Mountain expect to incur one-time merger-related expenses of approximately $35 million, of which $20 million primarily relates to investment advisory and professional fees and $15 million to employee benefit and severance costs. These expenses will be charged to income in the period incurred. A provision for $20 million of these expenses is reflected in the combined balance sheet, but not in the statements of operations. The amount of these expenses is a preliminary estimate and is subject to change.

4. The pro forma issuance of shares of Newmont common stock represents 0.105 of a share of Newmont common stock for each outstanding share of Battle Mountain common stock and each Battle Mountain Canada exchangeable share.

5. Revenue recognition accounting policies for Newmont and Battle Mountain are described below. Certain aspects of these practices differ between the companies in part based on their respective negotiated contractual arrangements. Subsequent to the merger, these arrangements may be modified over time in a manner that will result in more uniformity of practice. The effect of any such modifications is not expected to be significant.

  NEWMONT:

  It is common practice in the mining industry, unlike most other industries, to recognize revenue upon the completion of the production process. Gold is produced, and revenue is recognized, when it is poured into dore bars or buttons at the mine site following leaching or milling extraction processes and electrowinning or similar refining processes resulting in gold content of up to 93%. Dore is then sent to a third-party refiner where it is further refined to an almost pure gold or salable form. The gold content of dore is determined by sample weighing and assaying of poured gold prior to shipment. Gold content in each shipment is subject to final weights and assays performed by the refiner upon receipt of the shipment. Adjustments related to weight and/or assay differences have ranged from plus or minus 0.1% to 0.7%. Dore is shipped once a week and the risk of loss contractually passes to the transporter upon shipment and to the refiner upon receipt of the shipment.

  Third-party refining is required before delivery to the customer. However, pursuant to contracts with third-party refiners, on the day dore is shipped to the refinery, the refiner releases refined gold it has on hand for Newmont's account representing approximately 90% to 99% of the estimated amount of gold in transit to the refinery. Newmont then sells this refined gold to its customers. Sales to customers are prearranged one month in advance of sale based on estimated weekly output of refined gold at the refinery and the sales price is determined on the date of such output. The maximum length of time between revenue recognition

                       NEWMONT MINING AND BATTLE MOUNTAIN
  and delivery to the customer/receipt of payment, ranges from 7 to 20 days at Newmont's various mines. With respect to gold produced but not yet shipped, sales revenue is based on the estimated number of ounces of gold in dore multiplied by the London Metal Exchange closing price on the last day of the month. Related third-party refining costs are minimal and estimable and are accrued at the time of revenue recognition. Subsequent adjustments related to price estimates were less than 1% for the periods presented and are recorded in the following month. Risks associated with recognition of revenue when gold is produced include gold price fluctuations between the end of the month and the date that refined gold is output at the refinery.

  BATTLE MOUNTAIN:

  Battle Mountain's revenue recognition policies are common practice in the mining industry and unlike most other industries. Revenue is recognized when gold and silver in the form of dore (a combination of gold and silver) or concentrate is produced at mines whose product has a high gold content (in excess of 70%) and for which the additional costs of refining and marketing are minimal (less than 1% of the value). The only condition for recognition of revenue in this instance is the production of the gold dore or concentrate. In order to get the product to the dore stage the gold-bearing ore must be mined, transported to a mill or heap leaching pad where the ore is ground and/or crushed. The ground and/or crushed ore is then chemically treated to extract the gold into a solution. This solution is then subjected to various processes to precipitate a gold-bearing material that can be melted and poured into a mold. At this point the product is not interchangeable and in salable form. Approximately 39% of Battle Mountain's revenue was recognized when products were produced for the three years ended December 31, 1999.

  The remaining 61% of revenue for the three years ended December 31, 1999 was recognized when gold and silver in the form of dore or concentrate was shipped from the mine site at mines whose product has a high content of metals other than gold (e.g. silver and/or copper). Further refining and marketing costs are minimal (less than 1% of the value). The only conditions for recognition of revenue in this instance are the shipment of the gold dore or concentrate and the passing of the risk of loss to a third party. Risk of loss passes contractually to the transporter when the product is picked up at the mine and then to the refiner upon receipt at the refinery, however title does not pass at this time. In the event that a loss occurs to the product prior to delivery to the final purchaser the amount of the loss would be determined based on the number of ounces indicated on the bill of lading which is an estimate based on assays performed at the mine and an agreed to price.

  At all of Battle Mountain's locations, revenue estimates for essentially all of the gold produced or shipped are made based on sales prices determined via sales contracts which are entered into upon production or up to ten days after production. Revenue estimates are based on spot gold prices for minimal amounts of gold not covered by sales contracts. Estimated smelter losses and transportation and refining costs are also included in these revenue estimates. Net revenues are adjusted in future periods for any difference between the actual amount received and the estimate. The maximum net revenue adjustment for any given shipment attributable to quantity alone was plus or minus approximately 1.6% and the maximum net revenue adjustment for any given shipment attributable to price was plus or minus approximately 1.7% in 1997, 1998 and 1999. At all locations the risk of loss transfers from Battle Mountain at the time of shipment. The maximum amount of time between initial revenue recognition and final delivery of Battle Mountain's products and transfer of risk of loss to a purchaser under a firm agreement providing a fixed or determinable price for any given sale during 1997, 1998 and 1999 was four, five and seven months, respectively. The amount of time between initial revenue recognition and final delivery has increased over the past three years for cash management purposes. The average time between production of dore or concentrate and the completion of the refining process which produces 99% pure gold and silver is

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

  approximately 30 days. The time between the completion of the refining process and delivery to the final purchaser exceeds 30 days at the Golden Giant mine on a regular basis for cash management purposes.

  Realization of the value of Battle Mountain's inventories of gold and silver for which revenue has been recognized is subject to the risk that the counterparty (purchaser) will not have the ability to make payment upon final delivery which would require Battle Mountain to sell to another purchaser at a different price. All purchasers' credit ratings were investment grade and Battle Mountain has never experienced a default on the part of a purchaser. Battle Mountain is also subject to the risk that the refiner will not be able to make delivery to the customer which can occur if the refiner is unable to complete the refining process, the product is lost due to theft or bankruptcy or for some other reason. Battle Mountain mitigates this risk by dealing only with reputable refiners. Battle Mountain has never experienced a loss resulting from a refiner's inability to make delivery. Realization of the value of those inventories maintained by locations whose functional currency is other than the U.S. dollar are subject to risks associated with foreign currency exchange rate changes.

  At operations on care and maintenance, revenues from gold recoveries are credited against production costs. During the year ended December 31, 1999, $7.1 million of revenue was credited against production costs for the San Cristobal and Reona mines because these mines were placed on care and maintenance effective January 1, 1999. There were no revenues credited against production costs for the years ended December 31, 1998 and 1997 because no operations were on care and maintenance during those periods.

6. Explanation of selected items included in the pro forma financial statements:

  a. Dividends, interest and other for Newmont in 1999 included a $13 million gain from the sale of an exploration property in the second quarter and an $8 million gain from the sale of equity securities in another mining company early in the third quarter. In 1998 and 1997, $8.3 million and $6.5 million, respectively, was included for recoveries from business interruption insurance. In 1997, $23.7 million was included from closing certain put and call option contracts.

  b. Dividends, interest and other for Battle Mountain included foreign currency exchange gains or (losses) of $(6.6) million and $6.9 million, for the nine months ended September 30, 2000 and 1999, respectively and $8.2 million, ($12.4 million) and ($7.8 million) for 1999, 1998 and 1997, respectively.

  c. In 1998, as a result of a prolonged period of low gold prices, Newmont and Battle Mountain adjusted the carrying value of certain long-lived assets to their estimated fair values resulting in a write-down of $614.9 million and $104.9 million, respectively. In 1999, Battle Mountain adjusted the carrying value of its Crown Jewel project as a result of permitting uncertainties, resulting in a write-down of $35.9 million. As a result of continuing low gold prices through 2000, the combined company may experience further asset impairments.

  d. For Newmont, other expenses included $7.9 million, $4.9 million and $5 million for environmental obligations associated with former mining activities in 1999, 1998 and 1997, respectively. 1999 included $5.4 million for costs related to terminating the mining contract at Yanacocha and 1997 included $10 million for costs associated with a workforce reduction.

  e. For Battle Mountain, other expenses included $5.6 million and $9.5 million in the third quarters of 2000 and 1999, respectively for environmental remediation charges associated with former mining activities at its San Luis property.

  f. For the nine months ended September 30, 2000 and 1999, Newmont included a non-cash, unrealized mark-to-market gain (loss) of $13.1 million and $(51.3) million, respectively, reflecting the difference between the fair value of call option contracts on the date sold and the fair value on September 30, 2000 and 1999, respectively. An increase or decrease in fair value represents an unrealized gain or loss to the counterparty holding these contracts and a corresponding unrealized loss or gain to Newmont. The charge in fair value primarily resulted from the price changes and the volatility in the gold spot market during the periods.

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

  g. In 1997, Newmont incurred merger and related expenses of $162.7 million ($112.3 million, net of tax and minority interest) associated with its merger with Santa Fe Pacific Gold Corporation and Battle Mountain incurred $2.7 million associated with its merger with Hemlo Gold Mines Inc.

  h. Included in Battle Mountain's equity loss of affiliates for the nine months ended September 30, 1999, and in 1999 and 1998 was an impairment charge of $23.4 million ($20.2 million, net of minority interest), $76.2 million ($46.8 million, net of minority interest) and $90 million, respectively. These charges were associated with its investment in Lihir that owns and operates a mine in Papua New Guinea and resulted from decreases in the market value of Lihir stock. Battle Mountain's interest in Lihir was held by its former consolidated subsidiary Niugini Mining Limited and was accounted for by Niugini as an equity investment. In February 2000, Niugini merged with Lihir.

  i. In 1998, Newmont recorded $32.9 million for the cumulative effect of a change in accounting principle for start-up costs. In 1997, Battle Mountain recorded $3.7 million for the cumulative effect of changes in accounting principles for depreciation, depletion and amortization.

  j. As a result of the merger of Niugini and Lihir, Battle Mountain's equity interest in Lihir was classified as marketable equity securities available for sale. For the nine months ended September 30, 2000, Battle Mountain recorded, in other comprehensive loss, an unrealized loss of $24.8 million as a result of a decrease in the market value of Lihir shares.

  k. Accumulated other comprehensive loss for Newmont related primarily to minimum pension liability adjustments and for Battle Mountain, to foreign currency translation adjustments ($24.1 million) and to unrealized losses on marketable equity securities ($24.8 million).

  l. In the third quarter of 2000, Newmont resolved a long-standing legal dispute regarding the acquisition of an additional interest in Minera Yanacocha, a gold mining operation located in Peru. The Company will issue $40 million of NMC common stock under terms of the settlement and, including expenses, $42.2 million was charged to income in the third quarter of 2000. The number of shares of common stock to be issued will be based on the weighted average stock price for 20 consecutive trading days ending approximately three trading days prior to closing, which is anticipated before the end of 2000.

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